Exhibit 26-(n) - Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

Exhibit 26-(n) - Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our report dated March 22, 2004, with respect to the statutory-basis financial statements of Security Life of Denver Insurance Company as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003, and to the use of our report dated March 15, 2004, with respect to the statement of assets and liabilities of Security Life Separate Account L1 as of December 31, 2003, and the related statement of operations for the year then ended, and the statements of changes in net assets for each of the two years in the period then ended, incorporated by reference in Post Effective Amendment No. 10 to the Registration Statement (Form N-6 No. 333-72753) and in the related Prospectus and Statement of Additional Information.

/s/ Ernst & Young, LLP

Atlanta, Georgia
September 27, 2004